Exhibit 15.12

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No 333-161564) of PolyMet Mining Corp of our report dated April 30, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 20-F.

“PricewaterhouseCoopers LLP”

Chartered Accountants
Vancouver, British Columbia
April 30, 2010